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Exhibit 10.4

RESTRICTED STOCK AGREEMENT

ALPHATEC HOLDINGS, INC.

        AGREEMENT made as of the    day of                        , 200    (the "Grant Date"), between Alphatec Holdings, Inc. (the "Company"), a Delaware corporation, and                        (the "Participant").

        WHEREAS, the Company has adopted the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan (the "Plan") to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

        WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer for sale to the Participant shares of the Company's Series A-1 Common Stock, $.0001 par value per share ("Common Stock"), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

        WHEREAS, Participant wishes to accept said offer; and

        WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Participant by the Company shall include the Participant's employment or service as an employee, director or consultant of the Company or any Affiliate.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Terms of Purchase.    The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement,                        Shares of the Company's Common Stock (such shares, subject to adjustment pursuant to Section 23 of the Plan and Subsection 2.1(h) hereof, the "Granted Shares") at a purchase price per share of $            (the "Purchase Price"), receipt of which is hereby acknowledged by the Company. Payment shall be made in accordance with Section 8 of the Plan.

        The Participant hereby agrees to become a party to the Stockholders Agreement dated March 17, 2005 between the Company and its stockholders (the "Stockholders Agreement"), and Participant agrees to execute any certificates or other documentation that the Company deems appropriate in order for the Participant to become a party to the Stockholders Agreement. In addition to the restrictions expressly set forth in this Agreement, the Granted Shares hereby shall not be transferred by the Participant except as permitted in the Stockholders Agreement.

        2.1.  Company's Lapsing Repurchase Right.

        (a)    Lapsing Repurchase Right.    Except as set forth in Subsections 2.1(b) and 2.1(c) hereof, in the event that for any reason the Participant no longer is an employee, director or consultant of the Company or an Affiliate prior to the fifth (5) anniversary of the Grant Date, the Company (or its designee) shall have the option, but not the obligation, to purchase from the Participant (or the Participant's Survivor), and, in the event the Company exercises such option, the Participant (or the Participant's Survivor) shall be obligated to sell to the Company (or its designee), at a price per Granted Share equal to the Purchase Price, all or any part of the Granted Shares set forth in clauses (i), (ii) and (iii) below (the "Lapsing Repurchase Right"). The Company's Lapsing Repurchase Right shall be valid for a period of one year commencing with the date of such termination of employment or service. Notwithstanding any other provision hereof, in the event the Company is prohibited during such one year period from exercising its Lapsing Repurchase Right by applicable law, then the time period during which such Lapsing Repurchase Right may be exercised shall be extended until 30 days after the Company is first not so prohibited.

            (i)  If such termination is prior to the first anniversary of the Grant Date, the Company shall have the option to repurchase all of the Granted Shares acquired by the Participant hereunder.

           (ii)  If such termination is on or after the first anniversary of the Grant Date, the Company shall have the option to repurchase all of the Granted Shares less 20% of the Granted Shares for each full 12-month period elapsed after the Grant Date that the Participant continues to serve as an employee, director or consultant of the Company or an Affiliate.

          (iii)  Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant's employment or service for Cause (as defined in the Plan) or in the event the Administrator determines, within 90 days after the Participant's termination, that either prior or subsequent to the Participant's termination the Participant engaged in conduct that would constitute Cause, the Company shall have the option to repurchase all of the Granted Shares acquired by the Participant hereunder at the Purchase Price.

        (b)    Effect of Termination for Disability or upon Death.    Except as otherwise provided in Subsection 2.1(a)(iii) above, the following rules apply if the Participant ceases to be an employee, director or consultant of the Company or an Affiliate by reason of Disability or death: to the extent the Company's Lapsing Repurchase Right has not lapsed as of the date of Disability or death, as case may be, the Company may exercise such Lapsing Repurchase Right; provided, however, that the Company's Lapsing Repurchase Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Disability or death, as would have lapsed had the Participant not become Disabled or died, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant's date of Disability or death, as the case may be.

        (c)    Effect of Change in Control.    Except as otherwise provided in Subsection 2.1(a)(iii) above, the Company's Lapsing Repurchase Right shall terminate, and the Participant's ownership of all Granted Shares then owned by the Participant shall become vested, in the event of a Change of Control of the Company.

        (d)    Closing.    In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Participant, or, in the case of the Participant's death, his or her Survivor, in writing of its intent to repurchase the Granted Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Lapsing Repurchase Right. The notice shall specify the place, time and date for payment of the repurchase price (the "Closing") and the number of Granted Shares with respect to which the Company is exercising the Lapsing Repurchase Right. The Closing shall be not less than ten days nor more than 60 days from the date of mailing of the notice, and the Participant or the Participant's Survivor with respect to the Granted Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Participant or the Participant's Survivor and the Granted Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant's Survivor.

        (e)    Escrow.    The certificates representing all Granted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(e). Promptly following receipt by the Company of a written request from the Participant, the Company shall release from escrow and deliver to the Participant a certificate for the whole number of Granted Shares, if any, as to which the Company's Lapsing Repurchase Right has lapsed. In the event of a repurchase by the Company of Granted Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so repurchased. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

        (f)    Prohibition on Transfer.    The Participant recognizes and agrees that all Granted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(f), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

        (g)    Failure to Deliver Granted Shares to be Repurchased.    In the event that the Granted Shares to be repurchased by the Company under this Agreement are not in the Company's possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant's Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or the Participant's Survivor upon delivery of such Granted Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and to treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

        (h)    Adjustments.    The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

        2.2   Other Restrictions.

          (a)   In addition to the restrictions set forth above, the Granted Shares shall remain subject to the terms and provisions of the Stockholders Agreement to which the Participant is a party.

          (b)   If, in connection with a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the Company or its underwriter so requests, the Participant will agree not to sell any of his Granted Shares for a period not to exceed the lesser of: (i) 180 days following the effectiveness of such registration statement or (ii) such period as the officers and directors of the Company agree not to sell their Common Stock of the Company.

          (c)   The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company or an Affiliate, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

        3.    Legend.    In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

    "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of                        , 200    with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

        4.    Purchase for Investment; Securities Law Compliance.    If the offering and sale of the Granted Shares have not been effectively registered under the 1933 Act, the Participant hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued:

    "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

        [or if the Company has a Form S-8 on file registering the securities:

        4.    Securities Law Compliance.    The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended.]

        5.    Rights as a Stockholder.    The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

        6.    Incorporation of the Plan.    The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

        7.    Tax Liability of the Participant and Payment of Taxes.    The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Repurchase Right, shall be the Participant's responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant's being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

        Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit A. The Participant acknowledges that if he does not file such an election, as the Granted Shares are released from the Lapsing Repurchase Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant.

        8.    Equitable Relief.    The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

        9.    No Obligation to Maintain Relationship.    The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase right, will be at the sole discretion of the Company; (d) that the Participant's participation in the Plan is voluntary; (e) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; and (f) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

        10.    Notices.    Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:	Alphatec Holdings, Inc. 6110 Corte Del Cedro Carlsbad, CA 92009
If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

        11.    Benefit of Agreement.    Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

        12.    Governing Law.    This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Delaware and agree that such litigation shall be conducted in the state courts of Delaware or the federal courts of the United States for the District of Delaware.

        13.    Severability.    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

        14.    Entire Agreement.    This Agreement, together with the Plan and the Stockholders Agreement, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

        15.    Modifications and Amendments; Waivers and Consents.    The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        16.    Counterparts.    This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        17.    Data Privacy.    By entering into this Agreement, the Participant: (a) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (b) waives any data privacy rights he or she may have with respect to such information; and (c) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALPHATEC HOLDINGS, INC.
By:
Name:
Title:
PARTICIPANT:
Print name:

Exhibit A

Election to Include Gross Income in Year
of Transfer Pursuant to Section 83(b)
of the Internal Revenue Code of 1986, as amended

        In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

        The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.
The name, address and social security number of the undersigned (the "Taxpayer") are:

    Name:
    Address:
    Social Security No.:

2.
The description of the property with respect to which the election is being made is as follows:

                          (    ) shares (the "Shares") of Series A-1 Common Stock, $.0001 par value per share, of Alphatec Holdings, Inc., a Delaware corporation (the "Company").

3.
This election is made for the calendar year            , with respect to the transfer of the property to the Taxpayer on                        (the "Grant Date").

4.
Description of restrictions: The property is subject to the following restrictions:

  In the event the Taxpayer's employment with the Company or an Affiliate is terminated, the Company may repurchase all or any portion of the Shares determined as set forth below at the acquisition price paid by the Taxpayer:

  A.
  If the termination takes place on or prior to                        , 200  , the Company's purchase option will apply to all of the Shares.

  B.
  If the termination takes place after                        , 200  , the number of Shares to which the Company's purchase option applies shall be                        (    ) Shares less                        (    ) Shares for each full twelve (12) month period elapsed after the Grant Date if the Taxpayer is employed by the Company or an Affiliate.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $            per Share.

6.
The amount paid by the Taxpayer for said property was $    per Share.

7.
A copy of this statement has been furnished to the Company.

        Signed this            day of            , 200  .

Print Name:

A-1

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RESTRICTED STOCK AGREEMENT ALPHATEC HOLDINGS, INC.
Election to Include Gross Income in Year of Transfer Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended